Exhibit 1.1

Merus N.V.

7,550,000 Common Shares

(nominal value €0.09 per share)

Underwriting Agreement

New York, New York

May 29, 2024

Jefferies LLC

BofA Securities, Inc.

Leerink Partners LLC

Guggenheim Securities, LLC

BMO Capital Markets Corp.

As Representatives of the several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Leerink Partners LLC

53 State Street, 40th Floor

Boston, Massachusetts 02109

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

c/o BMO Capital Markets Corp.

151 W 42nd St.

New York, New York 10036

Ladies and Gentlemen:

Merus N.V., a public limited liability company incorporated under the laws of the Netherlands (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 7,550,000 common shares in the share capital of the Company, nominal value €0.09 per share (the “Common Shares”) (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,132,500 additional Common Shares (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 21 hereof. In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3, (File No. 333-277465), including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” As used in this underwriting agreement (this “Agreement”), the “Effective Date” means each date and time that the Registration Statement, and any post-effective amendment or amendments became or becomes effective including pursuant to Rule 430B(f)(2) of the Securities Act; the “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the final prospectus that describes the Securities and the offering thereof, together with the Base Prospectus; the “Prospectus” means the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time, together with the Base Prospectus.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule II hereto, (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (v) the pricing information set forth on Schedule III hereto.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act and the rules and regulations promulgated thereunder on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission as part of an amendment to the Registration Statement or pursuant to Rule 424(b), preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company shall file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Base Prospectus and any Preliminary Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective on February 28, 2024. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; when the Prospectus is first filed in accordance with Rule 424(b), on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; and as of the date of any filing of the Prospectus (together with any supplement thereto) and as of the Closing Date and of any settlement date, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) As of the Execution Time, (i) the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents are filed with the Commission, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference into the Registration Statement, the Preliminary Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(h) The Company has been duly incorporated and is validly existing as a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (where “good standing” is a known concept) under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries (a “Material Adverse Effect”).

(i) The Company’s share capital is as set forth in the Disclosure Package and the Prospectus; the share capital of the Company conforms to the description thereof contained in the Disclosure Package and the Prospectus; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, share capital of or ownership interests in the Company are outstanding.

(j) Each of the Company’s “subsidiaries” (for the purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where “good standing” is a known concept) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in (i) Exhibit 21.1 to the Annual Report or (ii) any other filings made by the Company with the Commission that are available to the public via EDGAR. None of the Company’s subsidiaries (a) have material assets or liabilities or (b) is considered a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act).

(k) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus under the headings (i) “Taxation” in the Preliminary Prospectus and (ii) “Item 1—Business—Intellectual Property,” “Item 1—Business—Government Regulation,” “Item 3—Legal Proceedings” and “Item 12—Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in the Annual Report, insofar as such statements summarize material legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(l) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable (meaning that the holders of the Securities will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Securities), and the issuance and sale of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Securities.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or as may be required under the Securities Act, the Exchange Act, the listing rules of The Nasdaq Global Market and the applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(p) None of (i) the issue and sale of the Securities, (ii) the consummation of any other of the transactions contemplated herein, or (iii) the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to: (1) the articles of association of the Company or any of its subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in clauses (2) and (3) hereof, where such conflict, breach, violation, or imposition of any lien, charge or encumbrance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(q) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. There are no persons with registration or other similar rights to have any securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(r) The consolidated historical financial statements and schedules of the Company included in or incorporated by reference into the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, is threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(t) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or any subsequent filing made by the Company with the Commission that is available to the public via EDGAR, the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(u) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its articles of association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except as, in clauses (ii) and (iii) hereof for violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(v) KPMG Accountants N.V., who have audited financial statements of the Company and delivered their report with respect to the audited financial statements incorporated by reference into the Disclosure Package and the Prospectus, are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(w) There are no stamp duties, transfer taxes or other similar documentary duties, fees or charges under federal law or the laws of any state of the United States or the laws of the Netherlands, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities, except for those as would not be reasonably expected to have a Material Adverse Effect.

(x) The Company has filed all tax returns that are required to be filed (or has requested extensions thereof), except in any case in which the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(y) No labor problem or dispute with the current or former employees of the Company exists or, to the knowledge of the Company, is threatened or imminent that would reasonably be expected to have a Material Adverse Effect.

(z) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for, and there are no outstanding claims by the Company as to which any insurance company is denying liability; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) The Company possesses all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, “Permits”), except where the failure to so possess would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice of proceedings from any applicable governmental or regulatory authority relating to the revocation or adverse modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company’s internal control over financial reporting (as defined under Rule 13a-15(f) of the Exchange Act) is effective and the Company is not aware of any material weakness in its internal control over financial reporting, it being understood that management of the Company has not conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting for any period after December 31, 2023.

(cc) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e)) under the Exchange Act, and such disclosure controls and procedures are effective at the reasonable assurance level. The Company has conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.

(dd) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Common Shares or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Shares, whether to facilitate the sale or resale of the Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ee) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, the “Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as it is currently being conducted, and (iii) has not received notice of any actual or potential liability under any Environmental Law. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ff) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (i) a failure by the Company to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or a Plan;

or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company. None of the following events has occurred or is reasonably likely to occur that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; or (iii) any event or condition giving rise to a liability under Title IV of ERISA. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

(gg) There is and has been no failure on the part of the Company and to the knowledge of the Company, any of the Company’s directors or members of senior management, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(hh) All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, and to the knowledge of the Company, its officers, board members and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct. The Company meets the definition of the term “experienced issuer” specified in FINRA Conduct Rule 5110(j)(6).

(ii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company has instituted and maintains policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(jj) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the

U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union (“EU”), a member state of the EU, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could reasonably be expected to result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ll) The Company has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, since April 24, 2019, nor does the Company have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(mm) Except as disclosed in the Registration Statement, the Disclosure Package and Prospectus, the Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Company Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted. Except as set forth in the Registration Statement, the Disclosure Package and Prospectus, (a) to the Company’s knowledge, there are no rights of third parties to any Company Intellectual Property, including no liens, security interests or other encumbrances; (b) to the Company’s knowledge, there is no material infringement by third parties of any Company Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim; (d) Company Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others (excluding with respect to ordinary course interactions with patent authorities during patent prosecution) challenging the validity or scope of any Company Intellectual Property, including interferences, oppositions, reexaminations, or government proceedings, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates, or would, upon the commercialization of any product or service described in the Disclosure Package and the Prospectus infringe, misappropriate, or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and, except as would not reasonably be expected to have a Material Adverse Effect, the Company is aware of no factual basis for any such action, suit, proceeding, or claim; (g) to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; (h) to the Company’s knowledge, there is no prior art that may render any issued patent held by the Company invalid; and (i) to the Company’s knowledge, all prior art of which the

Company is aware that is material to the validity of a U.S. patent or to the patentability of a pending U.S. patent application that the Company owns, possesses, licenses or has other rights to use has been disclosed to the U.S. Patent and Trademark Office in compliance with 37 CFR § 1.56 during the prosecution of such applicable patent or applicable application, and all such prior art has been disclosed to the patent office of other jurisdictions where required, to the extent any of which (a-i) would reasonably be expected to have a Material Adverse Effect. All licenses to which the Company is a party relating to Company Intellectual Property are in full force and effect and the Company is not in violation of any term of such license as would reasonably be expected to have a Material Adverse Effect.

(nn) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, the Company (i) is and at all times since January 1, 2019, has been in compliance with all statutes, rules and regulations in the United States, the EU or any other jurisdiction applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product developed, manufactured or distributed by or for the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the exclusion laws (42 U.S.C. § 1320a-7), Regulation (EC) No 726/2004 of the European Parliament and of the Council of March 31, 2004 laying down Community procedures for the authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency, Directive 2001/83/EC of the European Parliament and of the Council of November 6, 2001 on the Community code relating to medicinal products for human use, the EU Member State laws implementing the provisions of Directive 2001/83/EC, and all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1347 and 1349, the Medicare statute (Title XVIII of the Social Security Act) and Medicaid statute (Title XIX of the Social Security Act), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HIPAA”) (42 U.S.C. § 17921 et seq.), the regulations promulgated pursuant to such laws, and all comparable local, state, federal, EU and foreign laws applicable to the Company (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) has not received any written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with any Applicable Laws, except for such non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority alleging that any product operation or activity is in violation of any Applicable Laws, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding by such court or arbitrator or governmental or regulatory authority, would reasonably be expected to have a Material Adverse Effect, nor, to the Company’s knowledge, has any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other such action been threatened; (iv) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission), except where the failure to so file, obtain, maintain or submit, or the failure of such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments to be complete or accurate, or be corrected or supplemented by a subsequent submission, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (v) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority; and (vi) neither the Company nor, to the Company’s knowledge, any of its employees, officers or board members has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or foreign equivalents, or to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(oo) The clinical trials and pre-clinical studies conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities (as defined below) as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with all applicable statutes, rules and regulations of the United States Food and Drug Administration (the “FDA”), and comparable drug regulatory agencies outside of the United States, including the European Medicines Agency and EU Member State Competent Authorities, to which they are subject (collectively, the “Regulatory Authorities”), including current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Disclosure Package or the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies and trials; the Company has no knowledge of any other studies or trials the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; the Company has not received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency requiring the termination or suspension of any clinical trials or pre-clinical studies that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, Disclosure Package or the Prospectus, and, to the Company’s knowledge, such termination or suspension has not been threatened.

(pp) The Company possesses all Permits issued by the applicable Regulatory Authorities that are necessary for the conduct of its business as currently conducted as described in the Registration Statement, the Disclosure Package and the Prospectus, or to permit all clinical trials and nonclinical studies that have been conducted by or on behalf of the Company (“Regulatory Permits”), including, without limitation, all necessary FDA and applicable foreign regulatory agency Regulatory Permits, except where the failure to so possess would not reasonably be expected to have a Material Adverse Effect; the Company is not in violation of, or in default under, any such Regulatory Permit, except for such violation or default as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company has not received written notice from any Regulatory Authority of any revocation, suspension or material adverse modification of any such Regulatory Permit and, to the Company’s knowledge, there is no reason to believe that any such Regulatory Permit will not be renewed in the ordinary course. The Company has not received any warning letter, untitled letter or similar written correspondence or notice from any court or arbitrator or governmental or Regulatory Authority alleging or asserting non-compliance with any Regulatory Permits required by any such Applicable Laws, except for such alleged or asserted non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(qq) None of the Company’s product candidates have received marketing approval from any Regulatory Authority.

(rr) Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ss) The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.

(tt) Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(uu) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).

(vv) The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on The Nasdaq Global Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from The Nasdaq Global Market, nor has the Company received any notification that the Commission or The Nasdaq Global Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with the listing requirements of The Nasdaq Global Market applicable to the Company.

(ww) The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(xx) Based on the Company’s current estimates and characterization of its gross income and its gross assets, and the nature of its business and its current business plan, the Company believes that it was not, as of December 31, 2023, a “passive foreign investment company” (as defined in Section 1297 of the Code, and the regulations promulgated thereunder).

(yy) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries have been notified of, or have any knowledge of, (x) a security breach or incident, unauthorized access or disclosure, violations, outages or other compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or, to the Company’s knowledge, on behalf of them and all Personal Data (defined below), sensitive, confidential or regulated data), equipment or technology (collectively, “IT Systems and Data”) or (y) any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to its IT

Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (ii) the Company and each of its subsidiaries have at all times been in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented information system backup and disaster recovery procedures reasonably designed to ensure the integrity and availability of its IT Systems and Data.

(zz) Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries at all times have been, and are presently, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, (ii) the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance in all material respects with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), and (iii) the Company and its subsidiaries, are currently taking or have taken commercially reasonable actions to prepare to comply with all applicable laws and regulations with respect to Personal Data (defined below) (collectively, the “Privacy Laws”). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; and (v) any other piece of information that identifies such natural person. At all times, the Company and its subsidiaries have made all disclosures to users or customers required by applicable Privacy Laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Except as otherwise disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, or has knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree or agreement that imposes any obligation or liability under any Privacy Law.

(aaa) There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Disclosure Package and the Prospectus, which have not been described as required.

(bbb) Except as disclosed in the Registration Statement, Disclosure Package and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ccc) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Netherlands and, subject to the provisions of EU Regulation No. 593/2008 relating to the law that is applicable to contractual obligations, will be recognized by courts in the Netherlands except as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the Disclosure Package and the Prospectus or the offering of the Securities in any New York Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.

(ddd) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter, on the date of such certificate.

The Company acknowledges that the Underwriters and, for the purposes of the opinions to be delivered pursuant to Section 6 hereof, counsels to the Company and counsels to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $49.82 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,132,500 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written, electronic or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on May 31, 2024, or at such time on such later date not more than one Business Day after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 520 Madison Avenue, New York, New York, on the date specified by the Representatives (which shall be within one Business Day after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company (such date and time of delivery and payment for the Option Securities being herein called the “Option Closing Date”). If the Option Closing Date occurs after the Closing Date, the Company will deliver to the Representatives on the Option Closing Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement without the prior consent of the Representatives, which will not be unreasonably withheld, conditioned or delayed. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Upon the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement described in (iv) and (v) above, the Company will use its reasonable best efforts to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus; and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) in connection with sales of the Securities, as many copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any such jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any such jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares, or effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares; or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of this Agreement, provided, however, that the Company may (i) effect the transactions contemplated hereby, (ii) sell Common Shares of the Company in “at-the-market” offerings pursuant to that Open Market Sale Agreement, by and between the Company and Jefferies LLC, dated February 28, 2024, as amended from time to time, (iii) issue Common Shares, options to purchase Common Shares, restricted share units settled in Common Shares, or other awards, or issue Common Shares upon exercise of options, vesting of restricted share units or the settlement of other awards, pursuant to any share option, share bonus or other share plan or arrangement (“Share Plans”), provided such Share Plans are described in the Registration Statement, the Disclosure Package and the Prospectus, (iv) issue Common Shares pursuant to the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof or the exercise of options or vesting of restricted share units issued pursuant to the Share Plans, (v) file a registration statement on Form S-8 to register Common Shares issuable pursuant to the terms of a Share Plan or arrangement described in the Registration Statement, the Disclosure Package and the Prospectus, and (vi) issue Common Shares in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by the Company in connection with any such acquisition; provided, however, that in the case of clause (vi), (A) such Common Shares shall not in the aggregate exceed 10% of the Company’s outstanding Common Shares immediately following the consummation of the offering of the Securities contemplated by this Agreement and (B) the recipients thereof provide to the Representatives a signed Lock-Up Agreement.

(h) The Company will use its reasonable best efforts to maintain the listing for the Common Shares on The Nasdaq Global Market.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on The Nasdaq Global Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification in an amount not to exceed $5,000 in the aggregate); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings in an amount not to exceed $25,000 in the aggregate); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities except that 50% of the cost of any aircraft chartered in connection with the roadshow will be paid by the Underwriters; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, which will not be unreasonably withheld, conditioned or delayed, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Securities Act.

(m) If, after the date of this Agreement and during any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representatives in writing of such notice or ineligibility and will (i) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, (ii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representatives in writing of such effectiveness.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Latham & Watkins LLP, counsel for the Company, to have furnished to the Representatives their opinion and negative assurance letter, each dated the Closing Date and addressed to the Representatives, in the form previously agreed to by, and reasonably satisfactory to, the Representatives.

(c) The Company shall have requested and caused Sterne, Kessler, Goldstein & Fox, P.L.L.C., intellectual property counsel for the Company, to have furnished to the Representatives such opinion or opinions dated the Closing Date and addressed to the Representatives, in the form previously agreed to by, and reasonably satisfactory to, the Representatives.

(d) The Company shall have requested and caused NautaDutilh N.V., Dutch counsel for the Company, to have furnished to the Representatives such opinion or opinions dated the Closing Date and addressed to the Representatives, in the form previously agreed to by, and reasonably satisfactory to, the Representatives.

(e) The Representatives shall have received from Cooley LLP, counsel for the Underwriters, such opinion and negative assurance letter, each dated the Closing Date and addressed to the Representatives, in the form previously agreed to by, and reasonably satisfactory to, the Representatives, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Representatives shall have received from Van Doorne N.V., Dutch counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference into the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) The Company shall have requested and caused KPMG Accountants N.V. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i) The Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery addressed to the Representatives, of its Chief Financial Officer with respect to certain financial data contained in the Registration Statement, the Disclosure Package, the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l) The Securities shall be listed and authorized for trading on The Nasdaq Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(m) At the Execution Time, the Company shall have furnished to the Representatives a signed lock-up agreement substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) from each director and member of senior management of the Company and each other person listed on Schedule IV hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cooley LLP, counsel for the Underwriters, at 55 Hudson Yards, New York, New York 10001.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Jefferies LLC on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Underwritten Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made (with respect to any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus), not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be obligated to pay the fees and expenses of more than one counsel chosen by the Underwriters (other than any local counsel); and provided, further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its board members, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the paragraphs related to short sales, stabilization and purchases to cover short positions in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, or any other preliminary prospectus supplement relating to the Securities, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party (which consent shall not be unreasonably withheld). Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdictions arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding in a form reasonably acceptable to the indemnifying party and (ii) does not include an admission of fault.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages and liabilities (collectively “Losses”), each indemnifying party agrees to contribute to the aggregate Losses to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company other than as contemplated by Sections 5(j), 7 and 8 hereunder. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) (a) trading in the Company’s Common Shares shall have been suspended by the Commission or The Nasdaq Global Market or (b) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by U.S. federal, New York State or Dutch authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or the Netherlands of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(j), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate; BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); Leerink Partners at 1301 Avenue of the Americas, 12th Floor, New York, New York, 10019, attention of Stuart R. Nayman; Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Fax: (212) 658-9689, Attention: Head of Equity Capital Markets; BMO Capital Markets Corp., 151 W 42nd St., New York, New York 10036, Attention: Equity Capital Markets, with a copy to the Legal Department, with a copy to Cooley LLP, 55 Hudson Yards, New York, New York, 10001, Attention: Divakar Gupta; or, if sent to the Company, will be mailed or delivered to Uppsalalaan 17 3584 CT Utrecht, the Netherlands, Attention: Executive Vice President, Chief Operating Officer and General Counsel, Peter B. Silverman with a copy to Latham & Watkins LLP, 200 Clarendon Street, Boston, Massachusetts 02116, Attention: Peter Handrinos.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, or its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, financial, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law; Jurisdiction. This Agreement, and any claim, controversy or dispute relating to or arising under this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company has irrevocably appointed Sven (Bill) Lundberg, M.D. (the “Authorized Agent”), who currently maintains an office at 139 Main St. Suite 302, Cambridge, Massachusetts, United States of America, as its agent upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

18. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Merus N.V.

By:	/s/ Sven (Bill) Ante Lundberg, M.D.
Name: Sven (Bill) Ante Lundberg, M.D.
Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

JEFFERIES LLC

BOFA SECURITIES, INC.

LEERINK PARTNERS LLC

GUGGENHEIM SECURITIES, LLC

BMO CAPITAL MARKETS CORP.

By:	Jefferies LLC

By:	/s/ Matthew Kim
Name: Matthew Kim
Title: Managing Director

By:	BofA Securities, Inc.

By:	/s/ Aamir Mecklai
Name: Aamir Mecklai
Title: Managing Director

By:	Leerink Partners LLC

By:	/s/ Jon Civitarese
Name: Jon Civitarese
Title: Senior Managing Director

By:	Guggenheim Securities, LLC

By:	/s/ Geoff Goodman
Name: Geoff Goodman
Title: Senior Managing Director

By:	BMO Capital Markets Corp.

By:	/s/ Marc Ogborn
Name: Marc Ogborn
Title: Managing Director

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Jefferies LLC	2,265,000
BofA Securities, Inc.	2,038,500
Leerink Partners LLC	1,510,000
Guggenheim Securities, LLC	906,000
BMO Capital Markets Corp.	453,000
Van Lanschot Kempen (USA) Inc.	377,500

Total	7,550,000

SCHEDULE II

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package:

None

SCHEDULE III

Pricing Information

Price: $53.00 per share

Number of Shares: 7,550,000 (plus 1,132,500 Option Securities)

Underwriting Discounts and Commissions: $3.18 per share

SCHEDULE IV

Schedule of Directors and Executive Officers Signing Lock-Up Agreement:

Directors:

Mark Iwicki

Len Kanavy

Anand Mehra, M.D.

Victor Sandor, M.D., C.M.

Paolo Pucci

Sven (Bill) Ante Lundberg, M.D. (including Ante Sven Lundberg Qualified Annuity Interest Trust II and Ante Sven Lundberg Qualified Annuity Interest Trust III)

Maxine Gowen, Ph.D

Jason Haddock

Executive Officers:

Sven (Bill) Ante Lundberg, M.D. (including Ante Sven Lundberg Qualified Annuity Interest Trust II and Ante Sven Lundberg Qualified Annuity Interest Trust III)

Gregory D. Perry

Andrew Joe, M.D.

Peter B. Silverman

EXHIBIT A

Form of Lock-Up Agreement

Merus N.V.

Public Offering of Common Shares

___, 2024

Jefferies LLC

BofA Securities, Inc.

Leerink Partners LLC

Guggenheim Securities, LLC

BMO Capital Markets Corp.

As Representatives of the several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Leerink Partners LLC

53 State Street, 40th Floor

Boston, Massachusetts 02109

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

c/o BMO Capital Markets Corp.

151 W 42nd St.

New York, New York 10036

Ladies and Gentlemen:

This letter (the “Lock-Up Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Merus N.V., a public limited liability company incorporated under the laws of the Netherlands (the “Company”), and each of you as representatives (the “Representatives”) of a group of underwriters (the “Underwriters”) named therein, relating to an underwritten public offering (the “Offering”) of common shares in the share capital of the Company, nominal value €0.09 per share (the “Common Shares”), pursuant to an automatic Registration Statement on Form S-3 (File No. 333-277465) filed with the Securities and Exchange Commission (the “SEC”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any Common Shares of the Company or any securities convertible into, or exercisable or exchangeable for such Common Shares, which are owned by the undersigned or may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Locked-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 45 days after the date of the Underwriting Agreement (the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Locked-Up Securities, or publicly announce an intention to effect any such transaction:

(i)	as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein,

(ii)

to any member of the immediate family of the undersigned or any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein,

(iii)	by will or intestacy, provided that the transferee agrees to be bound in writing by the restrictions set forth herein,

(iv)

to the Company upon the vesting or exercise of an option, restricted share unit or other award granted under a share incentive plan or share purchase plan of the Company described in the Prospectus (as defined in the Underwriting Agreement) or the conversion or exercise of a warrant of the Company described in the Prospectus (in each case, by way of “net” exercise in accordance with their terms, and/or to cover withholding tax obligations in connection with such exercise or vesting, but for the avoidance of doubt, excluding all manners of exercise that would involve a sale to a third party of any securities, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), provided that any such Common Shares received upon such vesting or exercise shall be subject to the terms of this Lock-Up Agreement,

(v)

to the Company, or have Common Shares withheld by the Company, solely in connection with the payment of taxes due with respect to the vesting of restricted shares granted under a share incentive plan or pursuant to a contractual employment arrangement described in the Prospectus,

(vi)

in connection with an exercise of an option or vesting of a restricted share unit granted under any share incentive plan or share purchase plan of the Company, provided that such plan is described in the Registration Statement, the Disclosure Package (as defined in the Underwriting Agreement) or the Prospectus, provided further that the underlying Common Shares shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement,

(vii)	acquired in the Offering or in open market transactions after the Offering, provided that no public disclosure or filing under the Exchange Act shall be required, or made voluntarily,

(viii)

to any corporation, partnership, limited liability company or other entity, all of the beneficial ownership interests of which are held by the undersigned or its affiliates, provided that the transferee agrees to be bound in writing by the restrictions set forth herein and that any such transfer shall not involve a disposition for value,

(ix)

as part of a distribution, transfer or disposition by the undersigned to its limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Exchange Act), provided that the transferee agrees to be bound in writing by the restrictions set forth herein and that any such transfer shall not involve a disposition for value, provided that no public disclosures or filing under the Exchange Act shall be required, or made voluntarily,

(x)	by operation of law, including pursuant to orders of a court or regulatory agency, a domestic order or negotiated divorce settlement,

(xi)

pursuant to any contractual arrangement described in the Prospectus in effect on the date of this Lock-Up Agreement that provides for the repurchase of the undersigned’s Common Shares by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Common Shares,

(xii)

pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or other such securities in connection with such transaction, or vote any Common Shares or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this Lock-Up Agreement, and

(xiii)

sales or transfers made pursuant to any contract, instruction or plan (a “Plan”) pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares entered into by the undersigned prior to the date of this Lock-Up Agreement and such Plan has been provided to the Representatives prior to the date hereof; provided that, to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding any such sales or transfers, such announcement or filing shall include a statement to the effect that the sale or transfer was made pursuant to a trading plan established pursuant to Rule 10b5-1, provided that, in the case of a transfer pursuant to clause (iv) or (v) above, if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of Common Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations of the undersigned in connection with such exercise.

Furthermore, nothing in this Lock-Up Agreement shall be deemed to prevent the undersigned from establishing a Plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (a) such Plan does not provide for the transfer of Locked-Up Securities during the Lock-Up Period and (b) no filing under the Exchange Act nor any other public filing or disclosure of any such action shall be required or voluntarily made by any person during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Locked-Up Securities, except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

If (i) the Company, on the one hand, or the Representatives, on the other hand, notifies the other in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed on or before June 12, 2024, or (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to the Closing Date (as defined in the Underwriting Agreement), then in each case, this Lock-Up Agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this Lock-Up Agreement.

Notwithstanding any agreement between you and any other person, including without limitation, any person who may be deemed to beneficially own the Common Shares owned or held by the undersigned, to the contrary, the terms of this Lock-Up Agreement shall control.

[Signature Page Follows]

Yours very truly,

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)